Exhibit 99.1

Obsidian Therapeutics Completes Closing of Transaction with Galera

Therapeutics and Previously Announced Private Placement of $350 Million

•	Obsidian Therapeutics to focus on the advancement of its pipeline of novel engineered TIL cell therapies for the treatment of patients with solid tumors

•

Post-transaction cash, cash equivalents and investments of approximately $350 million expected to fund operations into 2H 2028, including NSCLC Phase 1 data expected in 1H 2027 and melanoma registration-enabling data expected year-end 2027

•	Shares to begin trading on Nasdaq under ticker symbol “OBX” on August 4, 2026

CAMBRIDGE, Mass., August 3, 2026 – Obsidian Therapeutics, Inc. (“Obsidian”) (Nasdaq: OBX), a clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered tumor-infiltrating lymphocyte (TIL) cell therapies, today announced the completion of its previously announced transaction with Galera Therapeutics, Inc. (“Galera”). The combined company will operate under the name Obsidian Therapeutics, Inc., and its shares are expected to begin trading on Nasdaq on August 4, 2026 under the ticker symbol “OBX”.

Prior to closing the merger, Obsidian completed a previously announced oversubscribed private placement financing of $350 million in gross proceeds from a syndicate of new investors, including Balyasny Asset Management, Caligan Partners LP, Eventide Asset Management, Nantahala Capital, Octagon Capital, Redmile, Spruce Street Capital and Trails Edge Capital Partners, and with participation from current Obsidian investors, including Atlas Venture, Deep Track Capital, Foresite Capital, Janus Henderson Investors, Logos Capital, Novo Holdings A/S, Paradigm BioCapital Advisors, Pivotal bioVenture Partners, RA Capital Management, RTW Investments, TCGX and Wellington Management, among other leading investment management firms.

The combined company’s cash and cash equivalents balance at closing, including the funds from the private placement financing, is anticipated to fund the combined company’s operations into the second half of 2028 and provide runway through key clinical milestones for Obsidian’s lead product candidate, OBX-115. These include Phase 1 data from the ongoing non-small cell lung cancer (NSCLC) trial expected in the first half of 2027, and topline data from the melanoma registration-enabling trial, which are expected by year-end 2027. The combined company will also continue to support Galera’s pipeline.

“The completion of the merger with Galera and closing of our $350 million private placement mark a transformative milestone that propels Obsidian into its next stage of growth,” said Madan Jagasia, M.D., Chief Executive Officer of Obsidian. “With a strong financial position backed by a syndicate of leading biotechnology investors, robust leadership team, and promising early Phase 2 clinical data from our lead product candidate, OBX-115, we are well-positioned to deliver best-in-class TIL cell therapies to patients with solid tumors. We look forward to continuing to advance OBX-115 through the clinic and we are on track to begin enrolling patients with melanoma in the registration-enabling cohort of our multicenter study in mid-2026.”

Obsidian leverages its cytoDRIVE® platform to develop engineered TIL cell therapies. OBX-115 is a novel engineered TIL cell therapy armored with pharmacologically regulatable membrane-bound IL15 and designed to deliver an improved, patient-centric treatment regimen. OBX-115 has the potential to reduce overall treatment burden with the option for minimally invasive core needle biopsy tumor tissue procurement, exclusively low-dose lymphodepletion compatible with outpatient administration and elimination of IL2 in the treatment regimen.

OBX-115 has been granted Fast Track and Regenerative Medicine Advanced Therapy designations from the U.S. Food and Drug Administration for the treatment of patients with unresectable or metastatic melanoma that is resistant to immune checkpoint inhibitor therapy. OBX-115 is currently in a Phase 2 clinical trial for the treatment of advanced melanoma and a Phase 1 clinical trial for the treatment of NSCLC (NCT06060613).

Transaction Details

Prior to the closing of the transaction, Galera effected a 1-for-200 reverse stock split of its common stock. In connection with the closing of the transaction, Galera issued a non-transferable contingent value right (a “CVR”) to Galera stockholders of record as of July 31, 2026, which does not include the former holders of shares of Obsidian or the private placement investors, representing the right to receive contingent payments upon the occurrence of certain events. Pursuant to the merger agreement and based on the final exchange ratio in each of the mergers, at the closing of the mergers, former Galera stockholders own approximately 1.2%, and former Obsidian stockholders own approximately 51.6%, and investors in the concurrent financing own approximately 47.2% of the combined company’s outstanding common stock.

Leerink Partners served as the exclusive financial advisor and Goodwin Procter LLP served as legal counsel to Obsidian. Leerink Partners, TD Cowen, Piper Sandler, William Blair and LifeSci Capital acted as placement agents in connection with the concurrent private placement financing. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. served as legal counsel to the placement agents. Sidley Austin LLP served as legal counsel to Galera. Lucid Capital Markets provided a fairness opinion to Galera’s Board of Directors.

About Obsidian Therapeutics

Obsidian Therapeutics, Inc. is a clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered TIL cell therapies for the treatment of patients with solid tumors. Obsidian’s proprietary cytoDRiVE® technology is designed to precisely regulate the timing and level of protein function by using FDA-approved small-molecule drugs. Obsidian has offices in Cambridge and Bedford, MA. For more information, please visit www.obsidiantx.com.

About OBX-115

Obsidian leverages its cytoDRIVE® platform to develop engineered TIL cell therapies. Obsidian’s lead investigational TIL program, OBX-115, is a novel engineered tumor-derived autologous T cell immunotherapy (tumor-infiltrating lymphocyte [TIL] cell therapy) armored with pharmacologically regulatable membrane-bound IL15 (mbIL15). OBX-115 has the potential, if approved, to become a meaningful therapeutic option for patients with advanced (unresectable or metastatic) melanoma and other solid tumors by leveraging the expected benefits of mbIL15 and Obsidian’s proprietary, differentiated manufacturing process designed to enhance persistence, antitumor activity, and clinical safety of TIL cell therapy. Obsidian is investigating OBX-115 in the phase 1/2 Agni-01 multicenter trial in patients with advanced solid tumors (NCT06060613).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, implied and express statements concerning beliefs and expectations regarding: future clinical development activities, therapeutic potential, clinical benefits and safety of our product candidates, the transaction and completion of the concurrent private placement financing, the expected effects, perceived benefits or opportunities and related timing with respect thereto, cash runway, and expectations regarding timing, progress, objectives or plans for the combined company’s development of its clinical pipeline.

These forward-looking statements relate to Galera, Obsidian and the newly formed company (together, “us” or “we”), our business, prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in Registration Statement on Form S-4 filed with the SEC on July 2, 2026 (SEC file No. 333-295249). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise, except as required by applicable law.

These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: statements about the synergies or benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations and intentions; the anticipated timing of closing of the proposed transaction and the private placement financing; negative effects of the announcement or consummation of the proposed transaction on the market price of our capital stock and our operating results; risks relating to the value of shares of the newly formed company to be issued in the proposed transaction; risks related to the ability to obtain approval of the Galera stockholders; changes in capital resource requirements; risks related to our inability to obtain sufficient additional capital to continue to advance our product candidates; our and our collaborators’ ability to execute clinical programs for our product candidates; timing, progress, enrollment or results of clinical trials with our product candidates; our ability to obtain and maintain intellectual property rights and regulatory exclusivities; and our ability to establish a market for our product candidates if the combined company receives regulatory approval therefor.

Inquiries:

Caroline Code

VP Corporate Development and Investor Relations

ir@obsidiantx.com